2700 Sanders Road
Prospect Heights, IL 60070

NEWS RELEASE

Household Reports Record Second Quarter Results
on Strong Receivables Growth

Sixteenth Consecutive Record Quarter

• Second Quarter Earnings Per Share of $1.08, Up 16%
• Managed Receivables of $105 Billion, Up 15%

Prospect Heights, IL,– July 17, 2002 -- Household International (NYSE: HI) today reported second quarter earnings per share increased 16 percent to $1.08, from $.93 the prior year. These results mark Household’s sixteenth consecutive record quarter. Second quarter net income increased 17 percent, to a record $514 million.

“Our results this quarter were fueled by ongoing strong demand for our loan products,” said William F. Aldinger, Household’s chairman and chief executive officer. “Growth this quarter was strong, while we have maintained our conservative underwriting criteria. Recognizing that the U.S. economy has yet to demonstrate a sustained rebound, we continued to maintain strong levels of reserves and capital. In addition, we continued our focus on liquidity management during the quarter, given the potential for volatility in the capital markets.”

Aldinger concluded, “The company’s operating performance has been very strong in the first half of 2002, and, although the economic environment is likely to remain uncertain, we believe our businesses are well-positioned for the remainder of the year.”

Receivable Growth
At June 30, 2002, the company’s managed basis portfolio, which includes loans that the company has securitized, totaled $105.5 billion, an increase of $13.9 billion, or 15 percent, from a year ago. The strongest growth came in the real estate secured portfolio, with an increase of $9.1 billion from a year ago. Growth was balanced between the company’s branch-based consumer lending and mortgage services businesses.

Compared to the first quarter, managed basis receivables rose $4.3 billion, led by strong growth in the real estate secured product line.

- more -

The company’s owned basis portfolio totaled $83.1 billion at June 30, 2002, an increase of $11.4 billion, or 16 percent, from a year ago and $3.5 billion, or 4 percent, compared to the end of the first quarter. Growth in the real estate secured portfolio drove the increase from both prior periods.

Revenues
Net revenues for the company’s owned basis portfolio grew $393 million, or 17 percent, from the year-ago quarter.

Household’s owned basis net interest margin for the second quarter increased $235 million, or 17 percent, to $1.6 billion. The increase was due to a larger receivable portfolio partially offset by a decrease in the company’s owned basis net interest margin percent to 7.66 percent from 7.83 percent a year ago. The slight decrease was due to a relative increase in real estate secured receivables and a larger liquidity-related investment portfolio. Spreads on the investment portfolio are lower than those for the loan portfolio.

The second quarter managed basis net interest margin rose $395 million, or 21 percent, from a year ago, to $2.3 billion. The managed basis net interest margin percentage widened to 8.58 percent in the second quarter from 8.34 percent in the prior year. The net interest margin on a managed basis is greater than on an owned basis because the managed basis portfolio includes relatively more unsecured loans, which have higher yields. Lower funding costs benefited the net interest margin percentage on both an owned and managed basis.

Compared to the first quarter, the net interest margin on both an owned and managed basis declined primarily due to the above-mentioned increase in the company’s portfolio of investments maintained for liquidity purposes.

Fee income, on both an owned and managed basis, was below the level of both the second quarter of 2001 and the first quarter of 2002. Improvements in early stage delinquencies resulted in lower late fees in the company’s credit card businesses.

Securitization revenue, on an owned basis, increased $126 million, or 31 percent, from the prior year. The company continued to actively access the securitization market in the second quarter as part of liquidity management actions to limit reliance on short-term unsecured debt in potentially volatile markets. The company securitized nearly $2 billion of receivables in the quarter, compared to $1.4 billion in the year ago quarter. In addition, Household completed real estate secured financing transactions of $1.25 billion during the quarter.

Other income, on both an owned and managed basis, increased $46 million, or 93 percent, from the prior year. Higher collections in the company’s tax refund lending business as well as increased revenues from the company’s mortgage banking subsidiary caused the increase. Other income was $93 million lower than the first quarter, which included seasonal revenues from the company’s tax refund lending business.

- more -

Operating Expenses
Operating expenses rose 10 percent from a year ago, driven by higher compensation, marketing and other costs to support the company’s growing portfolio. Household’s managed basis efficiency ratio was 32.2 percent in the second quarter, compared to 35.5 percent a year ago.

Credit Quality and Loss Reserves
The company monitors trends on a managed basis because the receivables that it securitizes are subjected to underwriting standards comparable to the owned basis portfolio, are serviced by operating personnel without regard to ownership and result in similar credit exposure for the company.

At June 30th, the managed basis delinquency ratio (60+days) was 4.53 percent, down 10 basis points from 4.63 percent at the end of March, led by improvement in the MasterCard/Visa portfolio. The managed basis delinquency ratio was 4.27 percent a year ago. The annualized managed basis net charge-off ratio for the second quarter of 4.26 percent was 17 basis points higher than the first quarter and 55 basis points higher than a year ago.

The owned basis delinquency ratio at June 30th was 4.61 percent, compared to 4.77 percent at March 31st and 4.48 percent a year ago. The annualized owned basis net charge-off ratio for the second quarter was 3.76 percent compared to 3.61 percent in the previous quarter and 3.26 percent a year ago.

Managed basis credit loss reserves totaled $4.4 billion at June 30th. Managed basis credit loss reserves as a percent of managed basis receivables equaled 4.14 percent, up from 4.10 percent at March 31st and 3.78 percent a year ago. Managed basis reserves-to-managed-nonperforming loans were 112 percent, up from 108 percent at the end of March and 110 percent a year ago. Managed basis credit loss reserves include a provision for estimated probable losses the company expects to incur under recourse provisions on securitized receivables.

Owned basis credit loss reserves totaled $3.0 billion at June 30th, an increase from $2.9 billion at March 31st. The ratio of owned basis reserves-to-owned receivables was 3.59 percent at June 30th, compared to 3.61 percent at March 31st and 3.31 percent a year earlier. Owned basis reserves-to-owned-nonperforming loans were 96 percent at June 30th, compared to 93 percent at the end of March and 91 percent a year ago. Owned basis reserve ratios are somewhat lower than comparable managed basis ratios because of the greater mix of real estate secured receivables in the owned portfolio which have lower credit losses.

- more -

Liquidity and Capital
During the quarter, Household continued to access the debt capital markets to fund its operations in routine fashion. The company also actively accessed the securitization markets, completing $1.25 billion in real estate secured financings and securitizing nearly $2 billion in other receivables. An additional $1 billion liquidity facility, backed by real estate secured loans, was established in the quarter. Additionally, the company increased its investment liquidity portfolio to $4.5 billion from $1 billion at the end of March which provides additional flexibility in the event of potential volatility in the financial markets.

The company maintained strong levels of capital. At June 30th, its ratio of tangible equity to tangible managed assets was 8.24 percent, compared to 8.41 percent at March 31st and 7.61 percent a year earlier.

In connection with its $2 billion share repurchase program, Household bought back 966,000 shares in the second quarter, totaling $60 million. At June 30th, Household had agreements with third parties to purchase, on a forward basis, approximately 6.1 million shares of common stock at a weighted average price of $55.63 per share.

Notice of Live Webcast
Household will broadcast a live teleconference call over the Internet on its website at www.household.com to discuss its second quarter results. The call will begin at 9:00 a.m. Central Daylight Time on July 17, 2002. A replay will also be available shortly after the end of the call.

About Household
Household’s businesses are leading providers of consumer loan, credit cards, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household’s largest business, founded in 1878, operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation’s largest issuers of private label and general purpose credit cards, including The GM Card® and the AFL-CIO’s Union Plus® card. For more information, visit the company’s web site at www.household.com.

This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International’s Annual Report on Form 10-K, filed with the SEC.

# # #

CONTACTS:
Craig A. Streem, Vice President - Corporate Relations and Communications: 847 564-6053, or
Celeste M. Murphy, Director - Investor Relations: 847 564-7568,
both of Household International

Household International, Inc.

Quarterly Financial Supplement

June 30, 2002 - Quarterly Highlights

Summary Owned Income Statement
                                                    Three Months Ended        % Change from Prior
                                                  ---------------------------------------------------
($ millions)                                      06/30/02    03/31/02   06/30/01     Qtr.    Year
-----------------------------------------------------------------------------------------------------
Owned-basis net interest margin
  and other revenues                             $ 2,675.5   $ 2,771.6  $ 2,282.6     (3.5)%  17.2%
Owned-basis provision for credit
  losses                                             850.9       923.0      657.1     (7.8)   29.5
Total costs and expenses                           1,057.8     1,071.5      955.8     (1.3)   10.7
-----------------------------------------------------------------------------------------------------
Income before income taxes                           766.8       777.1      669.7     (1.3)   14.5
Income taxes                                         253.3       266.1      230.7     (4.8)    9.8
-----------------------------------------------------------------------------------------------------
Net income                                       $   513.5   $   511.0  $   439.0      0.5%  17.0%
-----------------------------------------------------------------------------------------------------
Common Stock Data
-----------------------------------------------------------------------------------------------------
Basic earnings per common share                  $    1.09   $    1.10  $     .94     (0.9)%  16.0%
Diluted earnings per common share                     1.08        1.09        .93     (0.9)   16.1
-----------------------------------------------------------------------------------------------------
Average common shares (millions)                     456.3       456.8      463.0     (0.1)   (1.4)
Average common and equivalent shares (millions)      461.2       462.1      469.6     (0.2)   (1.8)
-----------------------------------------------------------------------------------------------------
Common stock price:
     High                                        $   63.25   $   60.90  $   69.98      3.9%  (9.6)%
     Low                                             47.06       43.50      57.45      8.2   (18.1)
     Period end                                      49.70       56.80      66.70    (12.5)  (25.5)
-----------------------------------------------------------------------------------------------------
Dividends declared per common share              $     .25   $     .22  $     .22     13.6%  13.6%
Book value per common share                          21.06       20.23      17.94      4.1    17.4
-----------------------------------------------------------------------------------------------------

Selected Financial Ratios
Owned Basis

Return on average common shareholders' equity         22.2%      23.4%     22.4%   (5.1)%  (0.9)%
Return on average owned assets                        2.20        2.26       2.21     (2.7)   (0.5)
Net interest margin                                   7.66        7.87       7.83     (2.7)   (2.2)
Common and preferred equity as a percentage of
  owned assets                                       10.16       10.75       9.95     (5.5)    2.1
Common and preferred equity, and trust preferred
  securities as a percentage of owned assets (1)     11.16       11.83      11.03     (5.7)    1.1
-----------------------------------------------------------------------------------------------------
Managed Basis
Return on average managed assets                      1.79%      1.82%     1.78%   (1.6)%   0.6%
Efficiency ratio                                      32.2        31.6       35.5      1.9    (9.3)
Net interest margin                                   8.58        8.79       8.34     (2.4)    2.9
Common and preferred equity as a percentage of
  managed assets                                      8.26        8.68       8.00     (4.8)    3.3
Common and preferred equity, and trust preferred
  securities as a percentage of managed
  assets (1)                                          9.08        9.55       8.87     (4.9)    2.4
Tangible equity to tangible managed assets (1)        8.24        8.41       7.61     (2.0)    8.3
-----------------------------------------------------------------------------------------------------
(1)  Represents a non-GAAP measure which may differ from similarly named measures presented by other companies.
Year-to-Date Highlights

Summary Owned Income Statement
                                                Six Months Ended
                                               ---------------------
($ millions)                                   06/30/02   06/30/01  % Change
----------------------------------------------------------------------------
Owned-basis net interest margin and other
  revenues                                     $5,447.1   $4,612.4    18.1%
Owned-basis provision for credit losses         1,773.9    1,360.7    30.4
Total costs and expenses                        2,129.3    1,916.4    11.1
----------------------------------------------------------------------------
Income before income taxes                      1,543.9    1,335.3    15.6
Income taxes                                      519.4      464.5    11.8
----------------------------------------------------------------------------
Net income                                     $1,024.5   $  870.8    17.7%
----------------------------------------------------------------------------
Common Stock Data
Basic earnings per common share                $   2.19  $    1.86    17.7%
Diluted earnings per common share                  2.17       1.84    17.9
----------------------------------------------------------------------------
Average common shares (millions)                  456.6      464.5   (1.7)
Average common and equivalent shares
  (millions)                                      461.5      470.8   (2.0)
----------------------------------------------------------------------------
Common stock price:
     High                                      $  63.25  $   69.98   (9.6)%
     Low                                          43.50      52.00  (16.3)
     Period end                                   49.70      66.70  (25.5)
----------------------------------------------------------------------------
Dividends declared per common share            $    .47  $     .41   14.6%
----------------------------------------------------------------------------

Selected Financial Ratios
Owned Basis

Return on average common shareholders' equity      22.8%     22.4%  1.8%
Return on average owned assets                     2.23       2.21    0.9
Net interest margin                                7.77       7.72    0.6
----------------------------------------------------------------------------
Managed Basis
Return on average managed assets                   1.81%     1.77%  2.3%
Efficiency ratio                                   31.9       35.5  (10.1)
Net interest margin                                8.68       8.28    4.8
----------------------------------------------------------------------------
Household International, Inc.

Consolidated Statements of Income - Owned Basis

Three Months
--------------------------------------------------------------------------------
                                     Three Months Ended      % Change from Prior
                                ------------------------------------------------
($ millions)                    06/30/02  03/31/02  06/30/01    Qtr.    Year
--------------------------------------------------------------------------------
Finance and other interest
  income                        $2,618.5  $2,547.0  $2,451.2     2.8%   6.8%
Interest expense                   980.9     938.8   1,048.4     4.5    (6.4)
--------------------------------------------------------------------------------
Net interest margin              1,637.6   1,608.2   1,402.8     1.8    16.7
Provision for credit losses
  on owned receivables             850.9     923.0     657.1    (7.8)   29.5
--------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses      786.7     685.2     745.7    14.8     5.5
--------------------------------------------------------------------------------
Securitization revenue             526.2     521.2     400.6     1.0    31.4
Insurance revenue                  177.5     170.1     159.3     4.4    11.4
Investment income                   44.0      46.2      37.8    (4.8)   16.4
Fee income                         194.9     237.9     232.7   (18.1)  (16.2)
Other income                        95.3     188.0      49.4   (49.3)   92.9
--------------------------------------------------------------------------------
Total other revenues             1,037.9   1,163.4     879.8   (10.8)   18.0
--------------------------------------------------------------------------------
Salaries and fringe benefits       453.0     445.3     387.2     1.7    17.0
Sales incentives                    67.6      54.1      73.6    25.0    (8.2)
Occupancy and equipment expense     93.3      92.2      83.7     1.2    11.5
Other marketing expenses           141.5     148.4     129.0    (4.6)    9.7
Other servicing and
  administrative expenses          202.5     229.3     171.7   (11.7)   17.9
Amortization of acquired
  intangibles and goodwill          12.5      18.2      37.5   (31.3)  (66.7)
Policyholders' benefits             87.4      84.0      73.1     4.0    19.6
--------------------------------------------------------------------------------
Total costs and expenses         1,057.8   1,071.5     955.8    (1.3)   10.7
--------------------------------------------------------------------------------
Income before income taxes         766.8     777.1     669.7    (1.3)   14.5
Income taxes                       253.3     266.1     230.7    (4.8)    9.8
--------------------------------------------------------------------------------
Net income                         513.5     511.0     439.0     0.5    17.0
Preferred dividends                (15.5)     (8.5)     (2.3)   82.4    100+
--------------------------------------------------------------------------------
Earnings available to common
  shareholders                  $  498.0  $  502.5   $ 436.7    (0.9)%  14.0%
--------------------------------------------------------------------------------
Effective tax rate                  33.0%    34.2%    34.4%  (3.5)%  (4.1)%
--------------------------------------------------------------------------------
Securitization Revenue
-------------------------------------------------------------------------------
                                                  Three Months Ended
                                       ----------------------------------------
($ millions)                           06/30/02    03/31/02      06/30/01
-------------------------------------------------------------------------------
Net initial gain                       $   73.8    $   74.4      $   39.9
Net replenishment gains                   127.0       124.2         102.6
Servicing revenue and excess spread       325.4       322.6         258.1
-------------------------------------------------------------------------------
Total                                  $  526.2    $  521.2      $  400.6
-------------------------------------------------------------------------------
Receivables Securitized:
  Auto Finance                         $  925.0    $  425.0      $  595.0
  MasterCard/Visa                         613.4       600.0          78.0
  Private Label                               -       500.0             -
  Personal non-credit card                450.0       902.7         698.6
--------------------------------------------------------------------------------
Total                                  $1,988.4    $2,427.7      $1,371.6
--------------------------------------------------------------------------------
Six Months
--------------------------------------------------------------------------------
                                        Six Months Ended
                                       -------------------
($ millions)                           06/30/02     06/30/01     % Change
--------------------------------------------------------------------------------
Finance and other interest income      $5,165.5     $4,881.5         5.8%
Interest expense                        1,919.7      2,155.2       (10.9)
--------------------------------------------------------------------------------
Net interest margin                     3,245.8      2,726.3        19.1
Provision for credit losses on
  owned receivab1es                     1,773.9      1,360.7        30.4
--------------------------------------------------------------------------------
Net interest margin after provision
  for credit losses                     1,471.9      1,365.6         7.8
--------------------------------------------------------------------------------
Securitization revenue                  1,047.4        806.9        29.8
Insurance revenue                         347.6        317.9         9.3
Investment income                          90.2         79.6        13.3
Fee income                                432.8        470.6        (8.0)
Other income                              283.3        211.1        34.2
--------------------------------------------------------------------------------
Total other revenues                    2,201.3      1,886.1        16.7
--------------------------------------------------------------------------------
Salaries and fringe benefits              898.3        764.8        17.5
Sales incentives                          121.7        128.1        (5.0)
Occupancy and equipment expense           185.5        167.2        10.9
Other marketing expenses                  289.9        264.2         9.7
Other servicing and administrative
  expenses                                431.8        365.1        18.3
Amortization of acquired intangibles
  and goodwill                             30.7         76.4       (59.8)
Policyholders' benefits                   171.4        150.6        13.8
--------------------------------------------------------------------------------
Total costs and expenses                2,129.3      1,916.4        11.1
--------------------------------------------------------------------------------
Income before income taxes              1,543.9      1,335.3        15.6
Income taxes                              519.4        464.5        11.8
--------------------------------------------------------------------------------
Net income                              1,024.5        870.8        17.7
Preferred dividends                       (24.0)        (4.6)       100+
--------------------------------------------------------------------------------
Earnings available to common
  shareholders                         $1,000.5      $ 866.2        15.5%
--------------------------------------------------------------------------------
Effective tax rate                         33.6%       34.8%      (3.4)%
--------------------------------------------------------------------------------
Securitization Revenue
--------------------------------------------------------------------------------
                                        Six Months Ended
                                      -------------------
($ millions)                           06/30/02     06/30/01
--------------------------------------------------------------------------------
Net initial gain                       $  148.2     $   66.2
Net replenishment gains                   251.2        197.6
Servicing revenue and excess spread       648.0        543.1
--------------------------------------------------------------------------------
Total                                  $1,047.4     $  806.9
--------------------------------------------------------------------------------
Receivables Securitized:
     Auto finance                      $1,350.0     $  973.8
     MasterCard/Visa                    1,213.4        151.2
     Private label                        500.0            -
     Personal non-credit card           1,352.7      1,148.6
--------------------------------------------------------------------------------
     Total                             $ 4,416.1    $2,273.6
--------------------------------------------------------------------------------
Household International, Inc.

Credit Quality/Credit Loss Reserves - Owned Basis

Two-Months-and-Over Contractual Delinquency

--------------------------------------------------------------------------------
As a percent of owned consumer
  receivables, excludes commercial.    06/30/02    03/31/02    06/30/01
--------------------------------------------------------------------------------
Real estate secured                      2.78%      2.88%      2.59%
Auto finance                             2.99        2.04        2.35
MasterCard/Visa                          6.13        6.54        4.80
Private label                            6.19        6.33        6.54
Personal non-credit card                 9.12        9.60        8.79
--------------------------------------------------------------------------------
Total                                    4.61%      4.77%      4.48%
--------------------------------------------------------------------------------
Quarter-to-Date Charge-offs, Net of Recoveries
--------------------------------------------------------------------------------
As a percent of average owned consumer receivables, annualized, excludes commercial.
--------------------------------------------------------------------------------
Real estate secured                         .85%       .65%       .48%
Auto finance                               4.80        5.63        3.26
MasterCard/Visa                            9.94        9.73        8.33
Private label                              5.86        6.25        5.25
Personal non-credit card                   8.59        7.71        6.84
--------------------------------------------------------------------------------
Total                                      3.76%      3.61%      3.26%
--------------------------------------------------------------------------------
Real estate charge-offs and REO
   expense as a percent of average owned
   real estate secured receivables         1.23%      1.05%       .78%
--------------------------------------------------------------------------------
Credit Loss Reserves
-----------------------------------------------------------------------------------------------------
($ millions)                         06/30/02              03/31/02             06/30/01
-----------------------------------------------------------------------------------------------------
Reserves for owned receivables
   at beginning of quarter           $2,876.6              $2,663.1              $2,282.4
Provision for credit losses             850.9                 923.0                 657.1
Charge-offs, net of recoveries         (765.6)               (718.7)               (573.2)
Other, net                               21.4                   9.2                  10.2
-----------------------------------------------------------------------------------------------------
Reserves for owned receivables at
  end of quarter                     $2,983.3   3.59%(1)  $2,876.6   3.61%(1)  $2,376.5   3.31%(1)
-----------------------------------------------------------------------------------------------------
(1)  % Columns:  comparisons to appropriate receivables.
Nonperforming Assets
-----------------------------------------------------------------------------------------------------
($ millions)
-----------------------------------------------------------------------------------------------------
Nonaccrual owned receivables           $2,356.4              $2,261.0              $1,855.2
Accruing owned receivables
    90 or more days delinquent            752.0                 840.6                 755.9
-----------------------------------------------------------------------------------------------------
Total nonperforming owned receivables   3,108.4               3,101.6               2,611.1
Real estate owned                         456.7                 459.4                 365.2
-----------------------------------------------------------------------------------------------------
Total nonperforming assets             $3,565.1              $3,561.0              $2,976.3
-----------------------------------------------------------------------------------------------------
Owned credit loss reserves as a
    percent of nonperforming owned
    receivables                            96.0%                92.7%                91.0%
-----------------------------------------------------------------------------------------------------
Balance Sheet Data
--------------------------------------------------------------------------------
($ millions)                         06/30/02     03/31/02     06/30/01
--------------------------------------------------------------------------------
Owned assets                       $ 97,345.5   $ 90,367.9   $ 80,977.6
Owned receivables                    83,137.9     79,594.5     71,754.8
Investment securities                 8,229.7      5,035.8      3,471.0
Managed assets                      119,668.2    111,951.1    100,761.3
Managed receivables                 105,460.6    101,177.7     91,538.5
Debt                                 82,479.9     74,462.8     67,792.1
Trust originated preferred
   securities                           975.0        975.0        875.0
Preferred stock                         843.2        843.2        164.4
Common shareholders' equity           9,047.3      8,875.4      7,896.4
--------------------------------------------------------------------------------
Household International, Inc.

Receivables Analysis

End-of-Period Receivables

------------------------------------------------------------------------------------------------------------------
                                                                                               % Change from Prior
                                                                                               -------------------
($ millions)                            06/30/02            03/31/02            06/30/01             Qtr.   Year
------------------------------------------------------------------------------------------------------------------
Owned receivables:
     Real estate secured              $ 48,312.1          $ 45,628.9          $ 38,600.7             5.9%  25.2%
     Auto finance                        2,362.6             2,602.9             2,039.0            (9.2)   15.9
     MasterCard/Visa (1)                 6,880.7             6,970.2             7,915.7            (1.3)  (13.1)
     Private label                      10,827.1            10,688.4            10,330.0             1.3     4.8
     Personal non-credit card           14,272.6            13,213.0            12,311.9             8.0    15.9
     Commercial and other                  482.8               491.1               557.5            (1.7)  (13.4)
------------------------------------------------------------------------------------------------------------------
Total owned receivables                 83,137.9            79,594.5            71,754.8             4.5    15.9
------------------------------------------------------------------------------------------------------------------
Accrued finance charges                  1,551.6             1,515.3             1,418.6             2.4     9.4
Credit loss reserve for owned
  receivables                           (2,983.3)           (2,876.6)           (2,376.5)            3.7    25.5
Unearned credit insurance premiums
  and claims reserves                     (878.0)             (886.4)             (832.4)           (0.9)    5.5
Interest-only strip receivables (2)      1,012.2             1,034.5               826.2            (2.2)   22.5
Amounts due and deferred from
  receivables sales                        292.6               243.0               419.1            20.4   (30.2)
------------------------------------------------------------------------------------------------------------------
Total owned receivables, net            82,133.0            78,624.3            71,209.8             4.5    15.3
------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited
  recourse:
     Real estate secured                   575.4               619.8             1,205.8            (7.2)  (52.3)
     Auto finance                        4,518.2             4,012.7             3,120.6            12.6    44.8
     MasterCard/Visa                     9,905.8             9,378.3             9,127.7             5.6     8.5
     Private label                       2,649.9             2,634.0             1,650.0             0.6    60.6
     Personal non-credit card            4,673.4             4,938.4             4,679.6            (5.4)   (0.1)
-----------------------------------------------------------------------------------------------------------------
     Total receivables serviced with
       limited recourse                 22,322.7            21,583.2            19,783.7             3.4    12.8
------------------------------------------------------------------------------------------------------------------
Total managed receivables, net        $104,455.7          $100,207.5          $ 90,993.5             4.2%  14.8%
------------------------------------------------------------------------------------------------------------------
End-of-Period Managed Receivables
---------------------------------------------------------------------------------------------------------------------------
                                                                                                        % Change from Prior
                                                                                                        -------------------
($ millions)                             06/30/02   (3)        03/31/02    (3)        06/30/01   (3)         Qtr.   Year
---------------------------------------------------------------------------------------------------------------------------
Real estate secured                    $ 48,887.5   46.4%  $  46,248.7   45.7%    $ 39,806.5   43.5%       5.7%  22.8%
Auto finance                              6,880.8    6.5        6,615.6    6.5         5,159.6    5.6         4.0    33.4
MasterCard/Visa                          16,786.5   15.9       16,348.5   16.2        17,043.4   18.6         2.7    (1.5)
Private label                            13,477.0   12.8       13,322.4   13.2        11,980.0   13.1         1.2    12.5
Personal non-credit card (4)             18,946.0   18.0       18,151.4   17.9        16,991.5   18.6         4.4    11.5
Commercial and other                        482.8    0.4          491.1    0.5           557.5    0.6        (1.7)  (13.4)
---------------------------------------------------------------------------------------------------------------------------
Managed portfolio                      $105,460.6  100.0%  $ 101,177.7  100.0%    $ 91,538.5  100.0%       4.2%  15.2%
---------------------------------------------------------------------------------------------------------------------------
(1)  MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and
     VISA USA Inc., respectively.
(2)  The change in our interest-only strip receivables, net of the related loss reserve and excluding the mark-to-market adjustment recorded in accumulated other comprehensive income was $29.8 million at 06/30/02, $29.0 million at 03/31/02, and $(2.5) million at 06/30/01.  Our estimate of the recourse obligation totaled $1,385.6 million at 06/30/02, $1,269.9 million at 03/31/02, and $1,080.0 million at 06/30/01.
(3)  % of managed portfolio.
(4)  Personal non-credit card receivables are comprised of the following:
                                         06/30/02            03/31/02            06/30/01
     ------------------------------------------------------------------------------------
      Domestic personal unsecured      $ 9,711.0           $  9,547.1          $  9,173.6
      Union Plus personal unsecured      1,193.7              1,065.0               894.3
      Personal homeowner loans           5,157.5              4,926.4             4,455.1
      Foreign unsecured                  2,883.8              2,612.9             2,468.5
      -----------------------------------------------------------------------------------
      Total                            $18,946.0           $ 18,151.4          $ 16,991.5
      -----------------------------------------------------------------------------------
Household International, Inc.

Supplemental Managed Basis Information

Securitizations and sales of consumer receivables are a source of liquidity for us. We continue to service the securitized receivables after such receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization revenue related to receivables sold are reclassified from securitization revenue into the appropriate caption.

Three Months
----------------------------------------------------------------------------------------------------------
                                                    Three Months Ended               % Change from Prior
                                --------------------------------------------------------------------------
($ millions)                    06/30/02    (1)     03/31/02    (1)     06/30/01    (1)    Qtr.   Year
---------------------------------------------------------------------------------------------------------
Finance and other interest
  income                       $ 3,426.8  12.84% $  3,388.5  13.15%  $ 3,216.8  14.17%   1.1%   6.5%
Interest expense                 1,137.5   4.26      1,124.0   4.36      1,322.5   5.83     1.2   (14.0)
---------------------------------------------------------------------------------------------------------
Net interest margin              2,289.3   8.58%    2,264.5   8.79%    1,894.3   8.34%   1.1    20.9
Provision for credit losses      1,278.4             1,362.3               934.8           (6.2)   36.8
---------------------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses  $ 1,010.9          $    902.2           $   959.5           12.0%   5.4%
---------------------------------------------------------------------------------------------------------
Insurance revenue              $   177.5          $    170.1           $   159.3            4.4%  11.4%
Investment income                   44.0                46.2                37.8           (4.8)   16.4
Fee income                         362.7               396.3               396.3           (8.5)   (8.5)
Securitization revenue             134.2               145.8                23.2           (8.0)   100+
Other income                        95.3               188.0                49.4          (49.3)   92.9
---------------------------------------------------------------------------------------------------------
Total other revenues           $   813.7          $    946.4           $   666.0          (14.0)%  22.2%
---------------------------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured      $ 47,562.1          $ 45,800.7           $38,779.6            3.8%  22.6%
     Auto finance                6,684.8             6,530.6             4,947.9            2.4    35.1
     MasterCard/Visa            16,730.6            16,890.8            16,969.9           (0.9)   (1.4)
     Private label              13,385.5            13,621.4            11,971.1           (1.7)   11.8
     Personal non-credit card   18,393.1            18,030.3            16,691.5            2.0    10.2
     Commercial and other          491.5               496.5               566.9           (1.0)  (13.3)
---------------------------------------------------------------------------------------------------------
Total                          103,247.6           101,370.3            89,926.9            1.9    14.8
Average noninsurance
  investments                    2,950.4             1,178.6               420.9           100+    100+
Other interest-earning assets      558.3               538.3               454.6            3.7    22.8
---------------------------------------------------------------------------------------------------------
Average managed interest-
  earning assets              $106,756.3          $103,087.2           $90,802.4            3.6%  17.6%
---------------------------------------------------------------------------------------------------------
(1) % Columns:  comparison to average managed interest-earning assets, annualized.
Six Months
--------------------------------------------------------------------------------
                                              Six Months Ended
                                      -------------------------------------
($ millions)                          06/30/02    (1)      06/30/01     (1)   % Change
---------------------------------------------------------------------------------------
Finance and other interest income  $  6,815.3   12.99%  $  6,463.6   14.37%    5.4%
Interest expense                      2,261.5    4.31%     2,739.5    6.09    (17.4)
--------------------------------------------------------------------------------------
Net interest margin                   4,553.8    8.68%      3,724.1    8.28%  22.3
Provision for credit losses           2,640.7                1,867.6            41.4
-------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses      $  1,913.1            $  l,856.5              3.0%
--------------------------------------------------------------------------------------
Insurance revenue                  $    347.6            $    317.9              9.3%
Investment income                        90.2                  79.6             13.3
Fee income                              759.0                 789.5             (3.9)
Securitization revenue                  280.0                  (2.9)            100+
Other income                            283.3                 211.1             34.2
--------------------------------------------------------------------------------------
Total other revenues               $  1,760.1            $  1,395.2             26.2%
--------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured           $ 46,681.4            $ 38,059.1             22.7%
     Auto finance                     6,607.7               4,815.4             37.2
     MasterCard/Visa                 16,810.7              17,044.8             (1.4)
     Private label                   13,503.5              11,992.1             12.6
     Personal non-credit card        18,211.7              16,529.2             10.2
     Commercial and other               493.9                 574.2            (14.0)
--------------------------------------------------------------------------------------
Total                               102,308.9              89,014.8             14.9
Average noninsurance investments      2,064.5                 474.4             100+
Other interest-earning assets           548.3                 451.5             21.4
--------------------------------------------------------------------------------------
Average managed interest-earning
  assets                           $104,921.7            $ 89,940.7             16.7%
--------------------------------------------------------------------------------------
(1) % Columns:  comparison to average managed interest-earning assets, annualized.
Household International, Inc.

Credit Quality/Credit Loss Reserves Information - Managed Basis

Two-Months-and-Over Contractual Delinquency

-----------------------------------------------------------------------------------------
As a percent of managed consumer receivables,
  excludes commercial                                06/30/02     03/31/02    06/30/01
-----------------------------------------------------------------------------------------
Real estate secured                                      2.82%       2.93%      2.63%
Auto finance                                             3.19         2.51        2.09
MasterCard/Visa                                          3.90         4.39        3.60
Private label                                            5.85         5.82        5.66
Personal non-credit card                                 9.06         9.02        8.43
-----------------------------------------------------------------------------------------
Total                                                    4.53%       4.63%      4.27%
-----------------------------------------------------------------------------------------
Quarter-to-Date Charge-offs, Net of Recoveries
-----------------------------------------------------------------------------------------
As a percent of average managed consumer receivables, annualized, excludes commercial.
-----------------------------------------------------------------------------------------
Real estate secured                                       .86%        .65%       .48%
Auto finance                                             6.17         6.70        4.47
MasterCard/Visa                                          7.54         7.17        6.82
Private label                                            5.38         5.57        5.09
Personal non-credit card                                 8.56         7.86        6.82
-----------------------------------------------------------------------------------------
Total                                                    4.26%       4.09%      3.71%
-----------------------------------------------------------------------------------------
Real estate charge-offs and REO expense as a percent
   of average managed real estate secured receivables    1.23%       1.05%       .77%
-----------------------------------------------------------------------------------------
Credit Loss Reserves
-------------------------------------------------------------------------------------------------------------

($ millions)                        06/30/02                    03/31/02                 06/30/01
-------------------------------------------------------------------------------------------------------------
Reserves for managed receivables
   at beginning of quarter          $4,146.5                    $3,811.4                 $3,340.2
Provision for credit losses          1,278.4                     1,362.3                    934.8
Charge-offs, net of recoveries      (1,092.7)                   (1,031.5)                  (829.1)
Other, net                              36.7                         4.3                     10.6
-------------------------------------------------------------------------------------------------------------
Reserves for managed receivables
  at end of quarter                 $4,368.9       4.14% (1)   $4,146.5   4.10% (1)    $3,456.5  3.78% (1)
-------------------------------------------------------------------------------------------------------------
(1) % Columns:  comparisons to appropriate receivables.
Nonperforming Assets
-------------------------------------------------------------------------------------------------------------
($ millions)
-------------------------------------------------------------------------------------------------------------
Nonaccrual managed receivables      $2,877.6                    $2,722.6                 $2,232.5
Accruing managed receivables
    90 or more days delinquent       1,008.8                     1,105.6                    912.2
-------------------------------------------------------------------------------------------------------------
Total nonperforming managed
  receivables                        3,886.4                     3,828.2                  3,144.7
Real estate owned                      456.7                       459.4                    365.2
-------------------------------------------------------------------------------------------------------------
Total nonperforming assets          $4,343.1                    $4,287.6                 $3,509.9
-------------------------------------------------------------------------------------------------------------
Managed credit loss reserves
    as a percent of nonperforming
    managed receivables                112.4%                    108.3%                   109.9%
-------------------------------------------------------------------------------------------------------------
Reage Statistics

Our credit policies for consumer loans permit the reset of the contractual delinquency status of an account to current, subject to certain limits, if a predetermined number of consecutive payments has been received and there is evidence that the reason for the delinquency has been cured. Such reaging policies vary by product and are designed to manage customer relationships and ensure maximum collections. The below table summarizes the percent of the domestic portfolio outstanding as of the dates indicated by time period the reage was given or by product.

Total Domestic Portfolio
--------------------------------------------------------------------------------
                                     06/30/02         12/30/01
--------------------------------------------------------------------------------
Never reaged                            83.3%            83.1%
   Reaged in the last 6 months           7.4               9.0
   Reaged in the last 7-12 months        5.1               3.6
   Previously reaged                     4.2               4.3
--------------------------------------------------------------------------------
Total ever reaged                       16.7              16.9
--------------------------------------------------------------------------------
Total                                  100.0%           100.0%
--------------------------------------------------------------------------------
Total Reaged by Product
--------------------------------------------------------------------------------

                                    06/30/02          12/30/01
--------------------------------------------------------------------------------
Real estate secured                     19.1%            20.0%
Auto finance                            15.9              15.0
MasterCard/Visa                          3.4               3.2
Private label                           10.5              11.1
Personal non-credit card                27.1              27.2
--------------------------------------------------------------------------------

Total                                   16.7%            16.9%
--------------------------------------------------------------------------------